UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated
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identify the filing for which the offsetting fee was paid previously. Identify the previous
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Explanatory Note
This amendment to Principal Financial Group, Inc.’s proxy statement is filed to correct administrative errors contained in the proxy statement filed with the Securities and Exchange Commission on April 7, 2014. Both errors appear on page 40, which discusses determination of annual incentive compensation for named executive officers.

The first minor error appears in the text in the first “2013 Assessment” box. At the end of the second sentence, the target for earnings per diluted share should have been $3.38 instead of $3.34.

The second administrative error appears in the fourth “2013 Assessment” box. The result of Specialty Benefits premium and fees should have been $1,492.7 million and not $1,492.7 billion.

To view the 2013 annual report to shareholders and the 2014 proxy statement, please go to the website http://investors.principal.com/investor-relations/shareholder-services/annual-meeting/default.aspx.